Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-92053, 33-2171, 33-17848 (Post-Effective Amendment No. 1), 33-33803, 33-33807, 33-39323, 33-36911, 33-45176, 33-45231, 33-45233, 33-56952, 33-58708, 33-72158, 033-55265 (Post-Effective Amendment No. 1), 033-60379, 033-63547, 333-11639, 333-15923, 333-29099, 333-70459, 333-74371, 333-34726, 333-44508, 333-50992, 333-59504, 333-64988, 333-76764, 333-109983, 333-122441, 333-129785 and 333-144322 of 3Com Corporation on Forms S-8 of our reports dated July 25, 2008, relating to the financial statements and financial statement schedule of 3Com Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123(Revised), Share-Based Payment) and the effectiveness of 3Com Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of 3Com Corporation for the year ended May 30, 2008.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
July 25, 2008